Exhibit 99.1

SIGNATURE

BLACKSTONE HOLDINGS III GP MANAGEMENT L.L.C. By: /s/ Victoria Portnoy Name: Victoria Portnoy Title: Managing Director - Assistant Secretary	03/19/2026

BTO HOLDINGS MANAGER - NQ L.L.C.

By: Blackstone Tactical Opportunities, Associates-NQ L.L.C., its managing member

By: BTOA - NQ L.L.C., its sole member

By: /s/ Christopher J. James

Name: Christopher J. James

Title: Authorized Person

03/19/2026

BLACKSTONE TACTICAL OPPORTUNITIES ASSOCIATES-NQ L.L.C. By: BTOA - NQ L.L.C., its sole member By: /s/ Christopher J. James Name: Christopher J. James Title: Authorized Person	03/19/2026

BXG BUZZ HOLDINGS L.P. By: BXG Holdings Manager L.L.C., its general partner By: /s/ Christopher Striano Name: Christopher Striano Title: Chief Financial Officer	03/19/2026

BXG HOLDINGS MANAGER L.L.C. By: /s/ Christopher Striano Name: Christopher Striano Title: Chief Financial Officer	03/19/2026

BLACKSTONE GROWTH ASSOCIATES L.P. By: BXGA L.L.C., its general partner By: /s/ Christopher Striano Name: Christopher Striano Title: Chief Financial Officer	03/19/2026

BXGA L.L.C. By: /s/ Christopher Striano Name: Christopher Striano Title: Chief Financial Officer	03/19/2026

BSOF BUZZ AGGREGATOR L.L.C. By: Blackstone Strategic Opportunity Associates L.L.C., its managing member By: /s/ Stephen O’Connor Name: Stephen O’Connor Title: Authorized Person	03/19/2026
BLACKSTONE STRATEGIC OPPORTUNITY ASSOCIATES L.L.C. By: /s/ Stephen O’Connor Name: Stephen O’Connor Title: Authorized Person	03/19/2026

BLACKSTONE BUZZ HOLDINGS L.P.

By: BTO Holdings Manager - NQ L.L.C., its general partner

By: BTOA - NQ L.L.C., its indirect managing member

By: /s/ Christopher J. James

Name: Christopher J. James

Title: Authorized Person

03/19/2026